UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 20, 2010
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On July 20, 2010, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) reported its earnings for its second quarter ended June 30, 2010. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

Item 8.01	Other Events.
On July 20, 2010, Group Inc. reported net revenues of $8.84 billion and net earnings of $613 million for its second quarter ended June 30, 2010. Diluted earnings per common share were $0.78 compared with $4.93 for the second quarter of 2009 and $5.59 for the first quarter of 2010. Annualized return on average common shareholders’ equity (ROE) (1) was 7.9% for the second quarter of 2010 and 13.1% for the first half of 2010.
Excluding the impact of the $600 million related to the U.K. bank payroll tax and the $550 million related to the SEC settlement, diluted earnings per common share were $2.75 (2) for the second quarter of 2010 and annualized ROE was 9.5% (2) for the second quarter of 2010 and 14.8% (2) for the first half of 2010.
Net Revenues
Investment Banking
Net revenues in Investment Banking were $917 million, 36% lower than the second quarter of 2009 and 23% lower than the first quarter of 2010.
Net revenues in Financial Advisory were $472 million, 28% higher than the second quarter of 2009, primarily reflecting an increase in client activity. Net revenues in the firm’s Underwriting business were $445 million, 58% lower than the second quarter of 2009. Net revenues in equity underwriting were significantly lower than a strong second quarter of 2009, primarily reflecting lower levels of industry-wide activity, as the second quarter of 2009 included significant capital-raising activity by financial institutions. Net revenues in debt underwriting were also significantly lower, primarily reflecting a decline in industry-wide activity. The firm’s investment banking transaction backlog increased during the quarter. (3)

Trading and Principal Investments
Net revenues in Trading and Principal Investments were $6.55 billion, 39% lower than the second quarter of 2009 and 36% lower than the first quarter of 2010.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $4.40 billion, 35% lower than a strong second quarter of 2009. During the second quarter of 2010, FICC operated in a challenging environment generally characterized by lower activity levels and wider corporate credit spreads. The decline in net revenues compared with the second quarter of 2009 reflected significantly lower results in credit products, interest rate products and currencies. These decreases were partially offset by higher net revenues in mortgages and, to a lesser extent, commodities. During the second quarter of 2009, mortgages included a loss of approximately $700 million on commercial mortgage loans.
Net revenues in Equities were $1.21 billion, 62% lower than a strong second quarter of 2009. During the second quarter of 2010, Equities operated in a challenging environment characterized by a significant decline in global equity prices, a sharp increase in volatility levels and lower activity levels. The decline in net revenues compared with the second quarter of 2009 primarily reflected significantly lower results in derivatives and, to a lesser extent, principal strategies. In addition, net revenues in shares were lower compared with a solid second quarter of 2009. Commissions declined slightly compared with the second quarter of 2009.
Principal Investments recorded net revenues of $943 million for the second quarter of 2010. These results included a gain of $905 million related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC), primarily reflecting the expiration of transfer restrictions related to these shares, a net gain of $34 million from corporate principal investments and a net loss of $10 million from real estate principal investments.
Asset Management and Securities Services
Net revenues in Asset Management and Securities Services were $1.37 billion, 11% lower than the second quarter of 2009 and 2% higher than the first quarter of 2010.
Asset Management net revenues were $976 million, 6% higher than the second quarter of 2009, primarily due to changes in the composition of assets managed. During the second quarter of 2010, assets under management decreased $38 billion to $802 billion, due to $24 billion of net outflows, primarily reflecting outflows in money market and equity assets, and $14 billion of net market depreciation, primarily reflecting depreciation in equity assets.
Securities Services net revenues were $397 million, 35% lower than the second quarter of 2009. The decrease in net revenues primarily reflected tighter securities lending spreads, principally due to the impact of changes in the composition of securities lending customer balances, partially offset by the impact of higher average customer balances.

Expenses
Operating expenses were $7.39 billion, 15% lower than the second quarter of 2009 and 3% lower than the first quarter of 2010.
Compensation and Benefits
The accrual for compensation and benefits expenses was $3.80 billion for the second quarter of 2010. The ratio of compensation and benefits to net revenues was 43.0% (4) for the first half of 2010, down from 49.0% for the first half of 2009.
U.K. Bank Payroll Tax
During the second quarter of 2010, the United Kingdom enacted legislation that imposed a non-deductible 50% tax on certain financial institutions in respect of discretionary bonuses in excess of £25,000 awarded under arrangements made between December 9, 2009 and April 5, 2010 to “relevant banking employees.” Operating expenses for the three and six months ended June 30, 2010 included an estimate of $600 million related to this tax.
Non-Compensation Expenses
Non-compensation expenses were $2.99 billion, 44% higher than the second quarter of 2009 and 41% higher than the first quarter of 2010. The increase compared with the second quarter of 2009 was primarily attributable to the impact of net provisions for litigation and regulatory proceedings of $615 million in the second quarter of 2010 (including $550 million related to the SEC settlement), as well as higher professional fees and brokerage, clearing, exchange and distribution fees.
Provision for Taxes
The effective income tax rate for the first half of 2010, excluding the impact of the $600 million U.K. bank payroll tax and the $550 million SEC settlement, substantially all of which is non-deductible, was approximately 32.8% (5), essentially unchanged from the first quarter of 2010 and fiscal year 2009. Including the impact of these amounts, the effective income tax rate for the first half of 2010 was approximately 38.4%.

Capital
As of June 30, 2010, total capital was $252.40 billion, consisting of $73.82 billion in total shareholders’ equity (common shareholders’ equity of $66.86 billion and preferred stock of $6.96 billion) and $178.58 billion in unsecured long-term borrowings. Book value per common share was $123.73 and tangible book value per common share (6) was $112.82, each increasing 1% during the quarter. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 540.4 million at period end.
Under the regulatory capital guidelines currently applicable to bank holding companies, the firm’s Tier 1 capital ratio under Basel I (7) was 15.2% as of June 30, 2010. The firm’s Tier 1 common ratio under Basel I (8) was 12.5% as of June 30, 2010. The firm’s ratio of tangible common shareholders’ equity (6) to Basel I risk-weighted assets (7) was 13.5% as of June 30, 2010.
Other Balance Sheet and Liquidity Metrics
•	Total assets (9) were $883 billion as of June 30, 2010, essentially unchanged from March 31, 2010.
•	Level 3 assets (9) were approximately $46 billion as of June 30, 2010 (essentially unchanged from March 31, 2010) and represented 5.2% of total assets.
•	Average global core excess liquidity (10) was $163 billion for the second quarter of 2010, essentially unchanged from the average for the first quarter of 2010.
Dividends
Group Inc. declared a dividend of $0.35 per common share to be paid on September 29, 2010 to common shareholders of record on September 1, 2010. The firm also declared dividends of $239.58, $387.50, $255.56 and $255.56 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on August 10, 2010 to preferred shareholders of record on July 26, 2010. In addition, the firm declared a dividend of $2,500 per share of Series G Preferred Stock to be paid on August 10, 2010 to preferred shareholders of record on July 26, 2010.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Certain of the information regarding the firm’s capital ratios, risk-weighted assets, total assets, level 3 assets and global core excess liquidity consist of preliminary estimates; these estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.
Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	June 30,	March 31,	June 26,	March 31,	June 26,
	2010	2010	2009	2010	2009
Investment Banking
Financial Advisory	$472	$464	$368	2%	28%

Equity underwriting	222	371	736	(40)	(70)
Debt underwriting	223	349	336	(36)	(34)

Total Underwriting	445	720	1,072	(38)	(58)

Total Investment Banking	917	1,184	1,440	(23)	(36)

Trading and Principal Investments
FICC	4,396	7,386	6,795	(40)	(35)

Equities trading	235	1,473	2,157	(84)	(89)
Equities commissions	977	881	1,021	11	(4)

Total Equities	1,212	2,354	3,178	(49)	(62)

ICBC	905	(222)	948	N.M.	(5)
Other corporate and real estate gains and losses	24	726	(156)	(97)	N.M.
Overrides	14	6	19	133	(26)

Total Principal Investments	943	510	811	85	16

Total Trading and Principal Investments	6,551	10,250	10,784	(36)	(39)

Asset Management and Securities Services
Management and other fees	957	926	918	3	4
Incentive fees	19	20	4	(5)	N.M.

Total Asset Management	976	946	922	3	6

Securities Services	397	395	615	1	(35)

Total Asset Management and Securities Services	1,373	1,341	1,537	2	(11)

Total net revenues	$8,841	$12,775	$13,761	(31)	(36)

	Six Months Ended		% Change From
	June 30,	June 26,	June 26,
	2010	2009	2009
Investment Banking
Financial Advisory	$936	$895	5%

Equity underwriting	593	784	(24)
Debt underwriting	572	584	(2)

Total Underwriting	1,165	1,368	(15)

Total Investment Banking	2,101	2,263	(7)

Trading and Principal Investments
FICC	11,782	13,352	(12)

Equities trading	1,708	3,184	(46)
Equities commissions	1,858	1,995	(7)

Total Equities	3,566	5,179	(31)

ICBC	683	797	(14)
Other corporate and real estate gains and losses	750	(1,417)	N.M.
Overrides	20	23	(13)

Total Principal Investments	1,453	(597)	N.M.

Total Trading and Principal Investments	16,801	17,934	(6)

Asset Management and Securities Services
Management and other fees	1,883	1,849	2
Incentive fees	39	22	77

Total Asset Management	1,922	1,871	3

Securities Services	792	1,118	(29)

Total Asset Management and Securities Services	2,714	2,989	(9)

Total net revenues	$21,616	$23,186	(7)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and total staff

	Three Months Ended			% Change From
	June 30,	March 31,	June 26,	March 31,	June 26,
	2010	2010	2009	2010	2009
Revenues
Investment banking	$917	$1,184	$1,440	(23)%	(36)%
Trading and principal investments	5,292	9,195	9,322	(42)	(43)
Asset management and securities services	1,013	978	957	4	6

Total non-interest revenues	7,222	11,357	11,719	(36)	(38)

Interest income	3,302	3,001	3,470	10	(5)
Interest expense	1,683	1,583	1,428	6	18

Net interest income	1,619	1,418	2,042	14	(21)

Net revenues, including net interest income	8,841	12,775	13,761	(31)	(36)

Operating expenses
Compensation and benefits	3,802	5,493	6,649	(31)	(43)

U.K. bank payroll tax	600	—	—	N.M.	N.M.

Brokerage, clearing, exchange and distribution fees	622	562	574	11	8
Market development	116	110	82	5	41
Communications and technology	186	176	173	6	8
Depreciation and amortization	437	372	426	17	3
Occupancy	274	256	242	7	13
Professional fees	227	182	145	25	57
Other expenses	1,129	465	441	143	156

Total non-compensation expenses	2,991	2,123	2,083	41	44

Total operating expenses	7,393	7,616	8,732	(3)	(15)

Pre-tax earnings	1,448	5,159	5,029	(72)	(71)
Provision for taxes	835	1,703	1,594	(51)	(48)

Net earnings	613	3,456	3,435	(82)	(82)

Preferred stock dividends	160	160	717	—	(78)

Net earnings applicable to common shareholders	$453	$3,296	$2,718	(86)	(83)

Earnings per common share
Basic (11)	$0.82	$6.02	$5.27	(86)%	(84)%
Diluted	0.78	5.59	4.93	(86)	(84)

Average common shares outstanding
Basic	539.8	546.0	514.1	(1)	5
Diluted	580.4	590.0	551.0	(2)	5

Selected Data
Total staff at period end (12)	34,100	33,100	31,200	3	9
Total staff at period end including consolidated entities held for investment purposes (13)	38,900	38,500	35,100	1	11

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Six Months Ended		% Change From
	June 30,	June 26,	June 26,
	2010	2009	2009
Revenues
Investment banking	$2,101	$2,263	(7)%
Trading and principal investments	14,487	15,028	(4)
Asset management and securities services	1,991	1,946	2

Total non-interest revenues	18,579	19,237	(3)

Interest income	6,303	7,832	(20)
Interest expense	3,266	3,883	(16)

Net interest income	3,037	3,949	(23)

Net revenues, including net interest income	21,616	23,186	(7)

Operating expenses
Compensation and benefits	9,295	11,361	(18)

U.K. bank payroll tax	600	—	N.M.

Brokerage, clearing, exchange and distribution fees	1,184	1,110	7
Market development	226	150	51
Communications and technology	362	346	5
Depreciation and amortization	809	975	(17)
Occupancy	530	483	10
Professional fees	409	280	46
Other expenses	1,594	823	94

Total non-compensation expenses	5,114	4,167	23

Total operating expenses	15,009	15,528	(3)

Pre-tax earnings	6,607	7,658	(14)
Provision for taxes	2,538	2,409	5

Net earnings	4,069	5,249	(22)

Preferred stock dividends	320	872	(63)

Net earnings applicable to common shareholders	$3,749	$4,377	(14)

Earnings per common share
Basic (11)	$6.87	$8.81	(22)%
Diluted	6.41	8.42	(24)

Average common shares outstanding
Basic	542.9	495.7	10
Diluted	585.2	520.1	13

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)
Average Daily VaR (14)
$ in millions

	Three Months Ended
	June 30,	March 31,	June 26,
	2010	2010	2009
Risk Categories
Interest rates	$87	$109	$205
Equity prices	61	88	60
Currency rates	36	35	39
Commodity prices	32	49	40
Diversification effect (15)	(80)	(120)	(99)

Total	$136	$161	$245

Assets Under Management (16) $ in billions

	As of			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
	2010	2010	2009	2010	2009
Asset Class
Alternative investments	$146	$147	$142	(1)%	3%
Equity	125	150	121	(17)	3
Fixed income	326	324	272	1	20

Total non-money market assets	597	621	535	(4)	12

Money markets	205	219	284	(6)	(28)

Total assets under management	$802	$840	$819	(5)	(2)

	Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Balance, beginning of period	$840	$871	$771

Net inflows / (outflows)
Alternative investments	1	1	(2)
Equity	(9)	(2)	(1)
Fixed income	(2)	7	6

Total non-money market net inflows / (outflows)	(10)	6	3

Money markets	(14)	(45)	3

Total net inflows / (outflows)	(24)	(39)	6

Net market appreciation / (depreciation)	(14)	8	42

Balance, end of period	$802	$840	$819

Principal Investments (17) $ in millions

	As of June 30, 2010
	Corporate	Real Estate	Total
Private	$9,989	$1,201	$11,190
Public	2,781	51	2,832

Subtotal	12,770	1,252	14,022
ICBC ordinary shares (18)	9,683	—	9,683

Total	$22,453	$1,252	$23,705

Footnotes
(1)	Annualized ROE is computed by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. The $600 million U.K. bank payroll tax and the $550 million SEC settlement were not annualized in the calculation of annualized net earnings applicable to common shareholders since these amounts have no impact on other quarters in the year. The following table sets forth the firm’s average common shareholders’ equity:

	Average for the
	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010
	(unaudited, $ in millions)
Total shareholders’ equity	$73,529	$72,986
Preferred stock	(6,957)	(6,957)

Common shareholders’ equity	$66,572	$66,029

(2)	Management believes that presenting the firm’s results excluding the impact of the $600 million U.K. bank payroll tax and the $550 million SEC settlement is meaningful as these are one-time events and excluding them increases the comparability of period-to-period results. The following tables set forth the calculation of net earnings applicable to common shareholders, diluted earnings per common share and average common shareholders’ equity excluding the impact of these amounts:

	For the
	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010
	(unaudited, in millions, except
	per share amounts)
Net earnings applicable to common shareholders	$453	$3,749
Impact of U.K. bank payroll tax	600	600
Pre-tax impact of SEC settlement	550	550
Tax impact of SEC settlement	(6)	(6)

Net earnings applicable to common shareholders, excluding the impact of U.K. bank payroll tax and SEC settlement	$1,597	$4,893
Divided by: average diluted common shares outstanding	580.4	585.2

Diluted earnings per common share, excluding the impact of U.K. bank payroll tax and SEC settlement	$2.75	$8.36

	Average for the
	Three Months Ended	Six Months Ended
	June 30, 2010	June 30, 2010
	(unaudited, $ in millions)
Total shareholders’ equity	$73,529	$72,986
Preferred stock	(6,957)	(6,957)

Common shareholders’ equity	66,572	66,029
Impact of U.K. bank payroll tax	300	171
Impact of SEC settlement	136	78

Common shareholders’ equity, excluding the impact of U.K. bank payroll tax and SEC settlement	$67,008	$66,278

(3)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.
(4)	The firm’s total compensation and benefits expenses including the $600 million U.K. bank payroll tax were $4.40 billion and $9.90 billion for the three and six months ended June 30, 2010, respectively. The ratio of compensation and benefits to net revenues including the U.K. bank payroll tax was 45.8% for the first half of 2010.
(5)	Management believes that presenting the firm’s effective income tax rate excluding the impact of the $600 million U.K. bank payroll tax and the $550 million SEC settlement, substantially all of which is non-deductible, is meaningful as these are one-time events and excluding them increases the comparability of period-to-period results. The following table sets forth the calculation of the effective income tax rate excluding the impact of these amounts:

	For the
	Six Months Ended June 30, 2010
	Pre-tax	Provision	Effective income
	earnings	for taxes	tax rate
	(unaudited, $ in millions)
As reported	$6,607	$2,538	38.4%
Add back:
Impact of U.K. bank payroll tax	600	—
Impact of SEC settlement	550	6

As adjusted	$7,757	$2,544	32.8%

Footnotes (continued)
(6)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity and tangible book value per common share are meaningful because they are measures that the firm and investors use to assess capital adequacy. The following table sets forth the reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

As of
June 30, 2010
(unaudited, $ in millions)
Total shareholders’ equity	$73,819
Preferred stock	(6,957)

Common shareholders’ equity	66,862
Goodwill and identifiable intangible assets	(5,894)

Tangible common shareholders’ equity	$60,968

(7)	The Board of Governors of the Federal Reserve System (Federal Reserve Board) is the primary U.S. regulator of The Goldman Sachs Group, Inc., a bank holding company and a financial holding company under the U.S. Bank Holding Company Act of 1956. As a bank holding company, the firm is subject to consolidated regulatory capital requirements administered by the Federal Reserve Board. The firm is reporting its Tier 1 capital ratio calculated in accordance with the regulatory capital requirements currently applicable to bank holding companies, which are based on the Capital Accord of the Basel Committee on Banking Supervision (Basel I). The Tier 1 capital ratio equals Tier 1 capital divided by risk-weighted assets. The firm’s risk-weighted assets under Basel I were approximately $451 billion as of June 30, 2010. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2010. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2010.
(8)	The Tier 1 common ratio equals Tier 1 common capital divided by risk-weighted assets. As of June 30, 2010, Tier 1 common capital was $56.5 billion, consisting of Tier 1 capital of $68.5 billion less preferred stock of $7.0 billion and junior subordinated debt issued to trusts of $5.0 billion. Management believes that the Tier 1 common ratio is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2010. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2010.
(9)	This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.
(10)	The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities that may be sold or pledged to provide same-day liquidity, as well as certain overnight cash deposits. This liquidity is intended to allow the firm to meet immediate obligations without the need to sell other assets or depend on additional funding from credit-sensitive markets in a difficult funding environment. These amounts represent the loan value (the estimated amount of cash that would be advanced by counterparties against these securities), as well as certain overnight cash deposits, of the global core excess. For a further discussion of the firm’s global core excess liquidity pool, see “Liquidity and Funding Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2010. These amounts represent preliminary estimates as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.
(11)	Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per common share. The impact of applying this methodology was a reduction to basic earnings per common share of $0.02 for each of the three months ended June 30, 2010, March 31, 2010 and June 26, 2009, and $0.04 and $0.02 for the six months ended June 30, 2010 and June 26, 2009, respectively.
(12)	Includes employees, consultants and temporary staff.
(13)	Compensation and benefits and non-compensation expenses related to consolidated entities held for investment purposes are included in their respective line items in the consolidated statements of earnings.

Footnotes (continued)
(14)	VaR is the potential loss in value of the firm’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see “Market Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2010.
(15)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.
(16)	Substantially all assets under management are valued as of calendar month-end. Assets under management do not include the firm’s investments in funds that it manages.
(17)	Represents investments included within the Principal Investments component of the firm’s Trading and Principal Investments segment.
(18)	Includes interests of $6.10 billion as of June 30, 2010 held by investment funds managed by the firm. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which the firm maintains an economic currency hedge. On April 28, 2010, all of the ICBC shares became free from transfer restrictions.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being furnished as part of this Report on Form 8-K:
99.1	Press release of Group Inc. dated July 20, 2010 containing financial information for its second quarter ended June 30, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: July 20, 2010	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer